SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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U.S. Laboratories Inc.
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U.S. Laboratories Inc.
7895 Convoy Court
Suite 18
San Diego, California 92111

Dear fellow stockholder:

We invite you to attend our 2002 annual meeting of stockholders on Saturday, June 22, 2002 at 11:00 a.m. at the Rancho Bernardo Inn, 17550 Bernardo Oaks Drive, San Diego, California 92128. Everyone who held shares of our common stock on May 10, 2002 will be entitled to vote at the annual meeting on the following matters:

•	the election of all our directors;

•	amendments to our 1998 Stock Option Plan and our 1999 Stock Incentive Plan; and

•	any other business that may properly come before the annual meeting.

We have enclosed a proxy card and our 2001 annual report along with this proxy statement. Your vote is important no matter how many shares you own. Even if you plan to attend the annual meeting, please complete, date and sign the proxy card and mail it as soon as you can in the envelope provided. If you attend the annual meeting, you may revoke your proxy and vote your shares in person.

Thank you for your continued support. We look forward to seeing you at the annual meeting.

Sincerely, U.S. Laboratories Inc.

/s/ DICKERSON WRIGHT

Dickerson Wright Chairman of the Board, President and Chief Executive Officer

San Diego, California
May 29, 2002

U.S. LABORATORIES INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 22, 2002

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2002 annual meeting of stockholders of U.S. Laboratories Inc., a Delaware corporation, will be held on Saturday, June 22, 2002, at 11:00 a.m. at the Rancho Bernardo Inn, 17550 Bernardo Oaks Drive, San Diego, California 92128, for the following purposes:

1. To elect directors to serve for the ensuing year and until their successors are duly elected and qualified;

2. To approve amendments to our 1998 Stock Option Plan and 1999 Stock Incentive Plan to increase the number of shares available under the plans; and

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on May 10, 2002 are entitled to receive notice of and to vote at the annual meeting or at any adjournment of the meeting.

All of our stockholders are cordially invited to attend the annual meeting in person. However, to assure you are represented at the annual meeting, we urge you to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the annual meeting may vote in person even if he or she previously returned a proxy.

By Order of the Board of Directors U.S. Laboratories Inc.

By:	/s/ DICKERSON WRIGHT
Dickerson Wright
Chairman of the Board,
President and Chief Executive Officer

San Diego, California
May 29, 2002

YOUR VOTE IS IMPORTANT

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

1

U.S. LABORATORIES INC.
7895 Convoy Court
Suite 18
San Diego, California 92111

PROXY STATEMENT

The enclosed proxy is solicited on behalf of the board of directors of U.S. Laboratories Inc., a Delaware corporation, for use at our annual meeting of stockholders to be held on Saturday, June 22, 2002 at 11:00 a.m., and at any adjournments thereof. As a stockholder of U.S. Laboratories you have a right to vote on certain matters affecting our company. This proxy statement discusses the proposals you are voting on this year. Please read this proxy statement carefully because it contains information for you to consider when deciding how to vote. These proxy solicitation materials were mailed on or about May 29, 2002 to all stockholders entitled to vote at the annual meeting.

QUESTIONS AND ANSWERS

Q:	Why did I receive this proxy statement?

Our board has sent you this proxy statement to ask for your vote, as a stockholder, on certain matters to be voted on at our upcoming annual stockholders’ meeting.

Q:	What am I voting on?

We are asking you to vote on:

•	the election of nominees to serve on our board of directors,

•	an amendment to our 1998 Stock Option Plan to increase the number of shares issuable under that plan from 810,000 to 1,200,000,

•	an amendment to our 1999 Stock Incentive Plan to increase the number of shares issuable under that plan from 100,000 to 200,000, and

•	any other matters that are properly brought at the meeting.

Q:	How does the board recommend I vote on the proposals?

The board of directors recommends a vote FOR all of the nominees and FOR each proposal.

Q:	Do I need to attend the annual meeting in order to vote?

No. You can vote either in person at the annual meeting or by completing and mailing the enclosed proxy card.

Q:	Who is entitled to vote?

You are entitled to vote if you owned shares of our common stock as of the close of business on the record date of May 10, 2002. You will be entitled to one vote for each share of our common stock you owned on the record date.

Q:	How many shares of stock are entitled to vote?

A total of 4,902,705 shares of our common stock are entitled to vote at the annual meeting.

Q:	What percentage of our voting stock do our directors and officers own?

Our officers and directors as a group controlled approximately 42.2% of our shares as of the record date.

Q:	How do I vote?

If you are the record holder of your shares, you may sign and date the enclosed proxy card and return it in the pre-paid envelope, or attend and vote at the annual meeting in person. If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares.

Q:	What constitutes a quorum?

A quorum refers to the number of shares that must be in attendance at a meeting to lawfully conduct business. A majority of the shares of our common stock entitled to be voted will constitute a quorum. For the purposes of determining a quorum, shares held by brokers or nominees will be treated as present even if the broker or nominee does not have discretionary power to vote on a particular matter or if instructions were never received from the beneficial owner. These shares are called “broker non-votes.” Abstentions will be counted as present for quorum purposes.

Q:	What vote is required to approve each proposal?

Once a quorum has been established, the nominees for director who receive a plurality of the shares entitled to vote in their election will be selected as directors. To approve the amendments to the 1998 Stock Option Plan and the 1999 Stock Incentive Plan, holders of a majority of the shares represented at the annual meeting, either in person or by proxy, must vote in favor of the proposal. If a broker indicates on its proxy that it does not have discretionary authority to vote on a particular matter, we will treat the affected shares as not present and entitled to vote with respect to that matter, even though the same shares may be considered present for quorum purposes and may be entitled to vote on other matters.

Q:	Who will count the votes?

Our transfer agent and registrar will count the votes by proxy, and the votes by ballot will be counted by MaryJo O’Brien, who will act as inspector of elections at the annual meeting.

Q:	What happens if I sign and return my proxy card but do not mark my vote?

If you sign and send in your proxy card and do not indicate how you want to vote, we will count your proxy as a vote FOR each of the nominees for directors and FOR the plan amendments described in this proxy statement. If a broker or nominee who does not have discretion to vote has delivered a proxy but has failed to physically indicate on the proxy card that broker’s lack of authority to vote, we will be treat the shares as present and count the shares as votes FOR each of the nominees for directors and FOR the plan amendments described in this proxy statement.

Q:	What happens if I abstain?

We will count proxies marked “abstain” as shares present for the purpose of determining the presence of a quorum, but for purposes of determining the outcome of a proposal, the shares represented by these proxies will not be treated as affirmative votes. For the proposals to amend the 1998 Stock Option Plan and the 1999 Stock Incentive Plan, which require an affirmative vote of a majority of the shares present, an abstention is equivalent to a “no” vote.

Q:	How can I revoke my proxy?

You may revoke a proxy you have given pursuant to this solicitation at any time before the proxy is voted. You may revoke proxies by:

•	executing and delivering to our corporate secretary a later dated proxy relating to the same shares prior to the exercise of the proxy,

•	filing with the secretary at or before the meeting a written notice of revocation bearing a later date than the proxy, or

•	attending the meeting and voting in person (although your attendance at the meeting will not by itself constitute revocation of a proxy).

PROPOSAL NO. 1
ELECTION OF DIRECTORS

At the annual meeting, our stockholders will elect all of our directors to hold office until our 2003 annual meeting. Dickerson Wright and Joseph Wasilewski, as proxies, intend to vote for the election of all of our board’s nominees. If one of our nominees becomes unable to serve as a director before the annual meeting, the proxies will also vote for the replacement recommended by the board.

Director Nominees; Executive Officers

Our nominees for director and our executive officers, and their ages and positions held with us (if any), are as follows:

Name	Age	Positions
Dickerson Wright	55	Chief Executive Officer, President and Chairman of the Board of Directors
Donald C. Alford	58	Executive Vice President, Secretary and Director
Martin B. Lowenthal	45	Executive Vice President and Director
Joseph M. Wasilewski	52	Chief Financial Officer and Director
James L. McCumber	54	Director and Member of Audit and Compensation Committees
Robert E. Petersen	55	Director and Member of Audit and Compensation Committees
James R. Vogler	49	Director and Member of Audit and Compensation Committees
Berry R. Grubbs	61	Nominee for Director
Roy E. Moore	56	Nominee for Director

Dickerson Wright, P.E., is our founder and has served as our chairman of the board of directors and president since our incorporation in October 1993. Mr. Wright is a registered professional engineer with a history of building and managing engineering service companies and has over 25 years of experience in the independent testing and inspection industry. Prior to founding our company, he was the co-owner and executive vice president of American Engineering Laboratories and a senior executive with Professional Service Industries. Mr. Wright also served as president and chief executive officer of Western State Testing, as national group vice president of United States Testing Company, and as executive vice president of Professional Service Industries during this time.

Donald C. Alford, M.B.A., has served as our executive vice president and director since May 1998 and secretary since June 1999. Mr. Alford was an owner of Wyman Enterprises, Inc. and served as its vice president and chief financial officer from April 1996 until we acquired it. Mr. Alford continued to work for us as an officer of Wyman Testing after our acquisition of Wyman Enterprises, Inc. Mr. Alford was co-founder of Cornerstone Development, a real estate company that developed approximately 20 major projects in the San Diego area from 1983 to 1991. From October 1991 to June 1994, Mr. Alford served as president of Procom Supply Corporation, a wholesale distributor of telephone equipment. Mr. Alford also served as managing partner of S.A. Assets, LLC, a real estate development company, from July 1994 to September 1996.

Martin B. Lowenthal has served as our chief operating officer since December 2001, our executive vice president of national sales since November 2000, and one of our directors since May 1998. He has served as president and director of U.S. Engineering Laboratories, one of our subsidiaries, since November 1994 and as its secretary since its incorporation in October 1993. Mr. Lowenthal has 16 years of management experience in the engineering and testing industry. He oversees inspection and testing operations in New Jersey, New York, Delaware, Pennsylvania, Maryland, and Virginia.

Joseph M. Wasilewski, C.P.A./M.B.A., has served as our chief financial officer, treasurer and director since July 1999. Mr. Wasilewski has been instrumental in establishing accounting systems and internal controls for our company and its subsidiaries since its incorporation in 1993 on a consulting basis prior to becoming CFO. He has over 30 years of experience on the financial side of the inspection/consulting/engineering business. Mr. Wasilewski’s previous experience includes serving as CFO for LK Comstock & Co., Inc., a part of a multinational French-based conglomerate performing construction services. Before Comstock, he was the CFO for the 25-branch operation of SGS/United States Testing Co., Inc., a multinational Swiss-based engineering conglomerate.

James L. McCumber is the chairman, chief executive officer and founder of McCumber Golf, an internationally recognized firm noted for the design and construction of landmark golf courses. McCumber Golf was founded in 1971. Mr. McCumber has been one of our directors since May 1998. Additionally, he serves as a committee member for the United States Golf Association.

Robert E. Petersen, C.P.A., has served as one of our directors since May 1998. Mr. Petersen has served as president of Asset Management Group, a retail and industrial property management firm, since October 1983. Mr. Petersen has also served as senior vice president and chief financial officer of Collins Development Co. and vice president of La Jolla Development Co., both of which of are real estate development companies, since October 1983.

James R. Vogler, Esquire, has served as one of our outside directors since June 2001. Mr. Vogler has served as outside counsel for our company since 1993 and is presently a partner with the law firm of Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLP, Chicago, Illinois.

Berry R. Grubbs, P.E., is president of Terra-Mar, Inc., a firm he founded in 1980 and which we acquired in May 2002. A licensed professional engineer in Texas and Louisiana, Mr. Grubbs holds a masters degree in civil engineering from the University of Texas at Austin. Mr. Grubbs has over 35 years of experience in key technical and management roles of companies offering engineering services in domestic and international markets. Prior to founding Terra-Mar, Mr. Grubbs served as president of Fugro-Gulf, Inc., an international geotechnical and geophysical company. As president of Terra-Mar, he is responsible for strategic business planning, marketing, general supervision and direction of professional and technical personnel on multi-disciplined engineering projects. Mr. Grubbs has served on numerous boards and commissions, including the board of directors of the Dallas Area Rapid Transit Authority, Metrocrest Hospital Authority and Communities Foundation of Metrocrest. He has also been an executive committee member of a major investment study for the Northwest extension of the Dallas Light Rail System, a chairman of the Farmers Branch Chamber of Commerce, and a member of the Farmers Branch city council, where he served as mayor pro tem.

Roy E. Moore, P.E., G.E., has served as our executive vice president since June 2000. Mr. Moore was a founder and principal of Moore Consulting from June 1999 to June 2000; senior vice president and chief operating officer of AGRA Earth and Environmental from June 1996 to June 1999; and a co-founder of Ninyo & Moore Geotechnical Consulting. A professional engineer, licensed environmental engineer and geotechnical engineer, he has over 30 years of experience in geotechnical and environmental consulting and engineering.

Each of our directors is elected at the annual meeting of stockholders and serves until the next annual meeting and until his successor is elected and qualified, or until his earlier death, resignation or removal. There are no arrangements or understandings between us and any person pursuant to which any director has been selected. No member of the board is related to any other member of the board.

Current Board Composition, Meetings and Committees

Our board met three times in 2001. During 2001, all directors attended at least 75 percent of the meetings of the board and the committees on which they served during the period of their service.

We have a standing compensation committee currently comprised of Messrs. McCumber, Petersen and Vogler. The compensation committee reviews and acts on matters relating to compensation levels and benefit plans for our executive officers and key employees, including salary and stock options. The committee is also responsible for granting stock awards, stock options, stock appreciation rights and other awards to be made under our existing incentive compensation plans. The compensation committee held three meetings during fiscal 2001.

We also have a standing audit committee composed of Messrs. McCumber, Petersen and Vogler. In accordance with our audit committee charter, the audit committee assists our board in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and reporting practices, reviews the independence and performance of our independent auditors, and helps maintain effective communication with our auditors.

The audit committee charter requires that the audit committee consist of three board members who satisfy the “independence” requirements of Nasdaq. In addition, each member must be able to review and evaluate financial statements, and at least one member must have accounting or related financial management experience. The audit committee members satisfy the “independence” requirements of Nasdaq and the other requirements as specified in the audit committee charter. The audit committee held three meetings during fiscal 2001.

Compensation Committee Interlocks and Insider Participation

During 2001, the members of the compensation committee were Messrs. McCumber, Petersen and Vogler. None of these individuals was an officer or employee of U.S. Laboratories or any of our subsidiaries during 2001, and none of these individuals is a former officer or employee of U.S. Laboratories or any of our subsidiaries. Mr. Vogler is a partner with the law firm of Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLC, which we retained during 2001 with respect to certain legal matters. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors.

Director Compensation

We reimburse our directors for all reasonable and necessary travel and other incidental expenses incurred in connection with their attendance at meetings of the board. In 2001, our non-employee directors received $1,000 for each meeting attended.

Executive Compensation

The following table sets forth certain information concerning compensation paid or accrued by us for the fiscal years ended December 31, 2001, 2000 and 1999 to or for the benefit of our chief executive officer and our four other most highly compensated executive officers whose total annual compensation for the year 2001 exceeded $100,000 each.

Summary Compensation Table

		Annual Compensation			Long Term Compensation Awards
(a) Name and Principal Position	(b) Fiscal Year Ended December 31st	(c) Salary(1) ($)	(d) Bonus(2) ($)	(e) Other Annual Compensation ($)	(f) Securities Underlying Options/ SARs (#)
Dickerson Wright	2001	$300,000	$0	$—	7,000
Chief Executive Officer	2000	251,530	78,000	—	10,000
and President	1999	192,664	53,000	32,015	15,000

Gary H. Elzweig	2001	$251,923	$0	$—	—
Executive Vice President(3)	2000 1999	201,199 140,000	75,000 31,567	— —	5,000 10,000

Martin B. Lowenthal	2001	$124,960	$0	$—	—
Executive Vice President	2000 1999	104,869 81,200	39,400 28,000	— —	— —

Donald C. Alford	2001	$150,000	$0	$—	7,000
Executive Vice President and Secretary	2000 1999	140,837 91,708	45,000 15,000	— —	10,000 15,000

Joseph M. Wasilewski	2001	$150,000	$25,000	$—	12,000
Chief Financial Officer	2000 1999	122,029 91,000	65,000 6,000	— —	10,000 65,000

(1)
The aggregate amount of perquisites and other personal benefits, securities or property was less than the lesser of either $50,000 or 10% of the total annual salary and bonus reported for the named executive officer.

(2)	Includes value of stock granted pursuant to the 1999 Stock Incentive Plan.
(3)	Mr. Elzweig resigned in March 2002.

The following table provides the specified information concerning grants of options and warrants to purchase our common stock made during the year ended December 31, 2001 to persons named in the Summary Compensation Table.

Options/SAR Grants in Last Fiscal Year

Name	Number of Securities Underlying Options/ SARs Granted	Percent of Total Options/ SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation For Option Term
					5% ($)	10% ($)
Dickerson Wright	5,000	6.5%	$6.60	01/03/06	$0	$724
Gary H. Elzweig	—	—	—	—	—	—
Martin B. Lowenthal	—	—	—	—	—	—
Donald C. Alford	5,000	6.5%	$6.00	01/03/06	$0	$3,724
Joseph M. Wasilewski	10,000	12.9%	$6.00	01/03/06	$0	$7,448

The following table provides information concerning exercises of options and warrants to purchase our common stock in the fiscal year ended December 31, 2001, and unexercised options and warrants held at fiscal year end by the persons named in the Summary Compensation Table. The value of the unexercised options and warrants that are in the money was calculated by determining the difference between the fair market value per share of our common stock on December 31, 2001 and the exercise price of the options and warrants.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year End Option Values

Name	Number of Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options and Warrants at December 31, 2001		Value of Unexercised In-the-Money Options and Warrants at December 31, 2001(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Dickerson Wright	60,000	$199,800	79,698	62,302	$198,448	$150,152
Gary H. Elzweig	30,000	$135,000	50,000	0	$124,500	$0
Martin B. Lowenthal	10,000	$6,900	25,000	0	$77,250	$0
Donald C. Alford	10,000	$33,300	52,000	0	$154,500	$0
Joseph M. Wasilewski	25,000	$137,500	31,662	35,338	$97,836	$96,834

(1)	Based on the closing price of a share of our common stock on December 31, 2001.

Equity Compensation Plan Information

We currently maintain two compensation plans under which shares of our common stock are authorized for issuance to employees and non-employees, the 1998 Stock Option Plan and the 1999 Stock Incentive Plan. Both of these plans have been approved by our stockholders. We have also issued warrants to certain persons that did not require or receive stockholder approval. The following table sets forth information regarding outstanding options and warrants, and shares reserved for future issuance under these plans and instruments, as of December 31, 2001:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	540,100	(1)	$6.33	111,841	(1)
Equity compensation plans not approved by security holders	174,585		$6.58	N/A

Total	714,685			111,841	(1)

(1)	Does not include shares subject to stockholder approval at the 2002 annual meeting. The 1999 Stock Incentive Plan provides for the issuance of shares of our common stock only.

On November 10, 1998, we issued to certain employees warrants to purchase up to 150,000 shares of our common stock at $6.00 per share. At December 31, 2001, 10,000 of these warrants remained outstanding and exercisable. On February 23, 1999, we entered into an underwriter warrant agreement in connection with our initial public offering, under which we issued warrants to purchase 100,000 units at an initial exercise price of $9.60 per unit. The warrants may be exercised at any time until they expire on February 23, 2004. As of December 31, 2001, 44,275 of these warrants were outstanding. The units consist of one share of our common stock and a warrant to purchase one share of our common stock at $7.80. At December 31, 2001, 48,275 of these latter warrants were outstanding. In March 1999, we granted warrants to purchase a total of 120,000 shares of common stock at an exercise price of $3.88 per share to a consultant. All of these warrants have vested and 59,535 were outstanding and exercisable at December 31, 2001. These warrants will expire on the fifth anniversary of the date of grant. In February 2001, we granted warrants to purchase a total of 65,000 shares of our common stock at an exercise price of $4.50 per share to a consultant. 12,500 of these were still outstanding and exercisable as of December 31, 2001.

Employment Agreements

On August 31, 2000, we amended and restated our employment agreement with Joseph Wasilewski. The agreement expires on April 1, 2002 and provides that Mr. Wasilewski serve as our Chief Financial Officer. He is to receive a base salary of $120,000 per year for his services plus standard executive benefits. Under the agreement, Mr. Wasilewski is entitled to receive the amount of $50,000, payable in $10,000 installments beginning on August 31, 2000 and each of the following four anniversaries. If we undergo a change of control, these guaranteed payments will be accelerated and must be paid within 15 days of the change of control. We may terminate Mr. Wasilewski with or without cause, but if he is terminated without cause or he terminates his employment within 30 days of being required to relocate the primary location of his employment outside the state of New Jersey, he is entitled to receive a severance amount equal to one year’s base salary, payable over 24 months, and the vesting of any stock options held by him will accelerate.

On May 30, 1998, we entered into an employment agreement with Dickerson Wright, which expired by its terms on May 30, 2001. The agreement provided that Mr. Wright serve as our President and Chief Executive Officer for an annual base salary of $175,000 and standard executive benefits. We may terminate Mr. Wright with or without cause, but if he is terminated without cause, he is entitled to receive a severance amount equal to one-half his annual base salary, payable over 12 months.

On May 30, 1998, we entered into a three-year employment agreement with Donald Alford. The terms of this agreement were substantially identical with those of Mr. Wright’s, other than that Mr. Alford was to serve as our Executive Vice President and receive an annual base salary of $80,000.

On May 30, 1998, our subsidiary U.S. Engineering Laboratories, Inc., entered into a three-year employment agreement with Martin Lowenthal. The terms of this agreement were substantially identical with those of Mr. Wright’s, other than that Mr. Lowenthal was to serve as President of the subsidiary and receive an annual base salary of $70,000.

On May 30, 1998, our subsidiary Professional Engineering and Inspection Co., Inc., entered into a three-year employment agreement with Gary Elzweig. The terms of this agreement were substantially identical with those of Mr. Wright’s, other than that Mr. Wright was to serve as President of the subsidiary and receive an annual base salary of $125,000.

We are currently negotiating new employment agreements with certain of our executive officers and those of our subsidiaries, but have not yet finalized or entered into those agreements.

Vote Required

Under Delaware law, stockholders elect directors by a plurality of the votes cast. This means that the nominees receiving the largest number of votes, even if less than a majority, will be elected as directors. Any shares that do not vote, whether by abstention, broker non-vote or otherwise, will not affect the election of directors.

Our board of directors recommends a vote FOR all the nominees for director.

PROPOSAL NO. 2

AMENDMENT TO OUR 1998 STOCK OPTION PLAN

General

At the annual meeting, our stockholders will be asked to approve an amendment to our 1998 Stock Option Plan. Our board has unanimously adopted the amendment subject to approval by the stockholders at the meeting.

The 1998 plan provides for a limit on the aggregate number of shares of our common stock that may be issued or delivered pursuant to awards under the plan. The aggregate share limit is currently 810,000. As of May 10, 2002, 757,450 shares had been issued under the 1998 plan (after accounting for cancelled and expired options), 453,350 shares were subject to outstanding but unexercised options granted under the 1998 plan (of which 370,712 were exercisable), and 52,550 shares remained available for additional award purposes under the 1998 plan.

The amendment to the 1998 plan, if approved by stockholders, will increase the aggregate share limit under the plan by an additional 390,000 shares, for a proposed new aggregate share limit of 1,200,000. The board approved this amendment based, in part, of the belief that the number of shares which remains available for additional award grants under the 1998 plan is insufficient to adequately provide for future incentives for the company’s management and employees.

Our board and our stockholders approved the 1998 plan on May 30, 1998. The plan will remain in effect, subject to our board’s right to terminate the plan at any time, until all shares subject to the plan are purchased or acquired, but no award may be granted under the plan on or after May 30, 2008.

The principal terms of the 1998 plan are summarized below. The following summary is qualified in its entirety by the full text of the 1998 plan, which is filed as an appendix to the copy of this proxy statement that was filed electronically with the Securities and Exchange Commission and can be reviewed on the SEC’s website at www.sec.gov. A copy of the 1998 plan may be obtained by contacting MaryJo O’Brien at 7895 Convoy Court, Suite 18, San Diego, California 92111.

Purpose

The amendment’s purpose is to make additional shares available for issuance under the 1998 plan in order to enhance our ability to continue to attract and retain key employees who will make substantial contributions to our long-term business growth. Our board believes that approval of the proposed amendment will promote continuity of management and increase incentive and personal interest in our company’s welfare by those who are primarily responsible for shaping and carrying out its long-range plans.

Administration

The 1998 plan is administered by the compensation committee of the board. If that committee is at any time not in existence, our board will administer the plan. Subject to certain limitations, our board may delegate the committee’s administrative authority under the plan to another board committee or one or more of our senior officers. References in this summary to the committee also refer to the board or other administrator, as appropriate.

The committee has the authority to establish rules for the administration of the 1998 plan; to determine to which individuals awards will be granted; to determine the types of awards to be granted and the number of shares covered by such awards; and to set the terms and conditions of such awards. The terms of awards may differ from participant to participant.

The committee also has the authority and discretion to interpret the plan and to establish, amend and rescind any rules and regulations relating to the plan. Any interpretation of the plan by the committee and any decision made by it under the plan is final and binding on all persons.

Eligibility

The officers, directors and employees of our company and its subsidiaries, as well as certain of our advisors and consultants, may receive awards under the 1998 plan. The committee determines the criteria for the granting of awards. The committee’s designation of a participant to receive an award in one year does not require the committee to provide that participant with an award in any subsequent year.

Shares Subject to the Plan

Up to 810,000 shares of common stock are currently authorized for awards under the 1998 plan, subject to adjustment in the event of any stock dividend or split, recapitalization, reclassification, or other similar corporate change which affects the total number of shares outstanding. If our stockholders approve the proposal to amend the plan, then up to 1,200,000 shares will be authorized under the plan. At no time may the total number of shares of our common stock subject to outstanding options under the 1998 plan and any of our other stock option or bonus plans exceed in the aggregate 30% of our outstanding shares of common stock at that time. If any shares of common stock subject to awards granted under the plan are forfeited or if an award otherwise terminates, expires or is cancelled prior to the delivery of all of the shares issuable thereunder, these shares are available for the granting of new awards under the plan. Also, if shares are used to pay the exercise price of an award or any related withholding taxes, only the net number of shares actually issued under the award will be counted against the maximum number of shares available under the plan.

Stock Options

A stock option allows a participant to purchase shares of common stock at a fixed price at some future date. Two types of options may be granted under the 1998 plan: incentive stock options and nonqualified stock options. These options are subject to different terms and conditions and will have different tax consequences for the participant, as described in more detail below.

Incentive stock options are subject to certain requirements imposed by the Internal Revenue Code. These requirements are as follows:

•	Only our employees are eligible to receive incentive stock options.

•	The exercise price of an incentive stock option must be at least 100% of the fair market value of a share of stock on the grant date.

•	The term of an incentive stock option may not be more than 10 years from the grant date.

•	The aggregate fair market value of shares of stock subject to the incentive stock options that can be exercised for the first time by a participant in any calendar year may not exceed $100,000.

•
Incentive stock options may not be exercised after twelve months following the participant’s termination of employment on account of death or permanent and total disability, and may not be exercised after three months following the participant’s termination of employment for any other reason.

•
An incentive stock option granted to a 10% or more owner of our company must have an exercise price of at least 110% of the fair market value of a share of stock on the grant date and must have an expiration date not more than five years from the grant date.

•
Stock received upon exercise of an incentive stock option must be held by a participant for two years from the grant date and one year from the exercise date in order to be eligible for favorable capital gains treatment.

The committee may modify the above within the limits imposed by the Internal Revenue Code in a participant’s option agreement. For example, the committee may decide that a particular incentive stock option will be exercisable by a participant for only 30 days after termination of employment and will have a term of only eight years. In addition, the committee, in its discretion, may add any other terms and conditions to an incentive stock option. If any incentive stock option fails to qualify as an incentive stock option, it will be considered a nonqualified stock option to the extent of such failure.

The committee determines the terms and conditions of nonqualified stock options.

Options may be exercised by payment in full of the exercise price, either (i) in cash; (ii) by tendering shares of common stock having a fair market value on the date of exercise equal to the total exercise price; or (iii) by a combination of (i) and (ii). The committee may also allow a participant to pay the exercise price by authorizing a third party to sell shares of common stock acquired upon exercise of the option and remit to our company a sufficient portion of the sale proceeds to pay the exercise price and any tax withholding. Once the exercise price is paid in full, the participant will receive stock certificates for the number of shares purchased.

Except as otherwise determined by the committee, options generally will be subject to the following termination provisions:

(1)  in the case of death, options may be exercised until 12 months after the date of death;

(2)  in the case of termination for reasons other than death or cause, options may be exercised until 3 months after the date of termination; and

(3)  in the case of termination for cause, options will be forfeited.

Notwithstanding the foregoing, in all cases an option will not be exercisable after its expiration date.

If any stock dividend or split, recapitalization, reclassification or other similar corporate change affects the total number of shares outstanding, the committee will adjust the number of options or the stated exercise price, or both, under each outstanding award.

Incentive stock options and (unless otherwise allowed by the committee) nonqualified stock options may not be sold or otherwise transferred other than by will or pursuant to the laws of descent and distribution. All options granted to a participant under the 1998 plan are exercisable during the participant’s lifetime only by the participant.

If we are acquired, we may cancel each outstanding option in exchange for a cash payment to the optionee equal to the difference between the estimated price per share of common stock to be paid in the transaction and the option exercise price. Unless otherwise determined by the committee, if we are the surviving corporation of a merger or consolidation, substitute options will be granted so as to preserve the economic benefits to the optionees. Generally, if we are not the surviving corporation in a merger or consolidation or there is a dissolution or liquidation of our company, the committee may grant new options or deem the old options immediately exercisable. The committee may amend the plan’s change-of-control provision (including by requiring the participants to accept replacement or substitute awards issued by the surviving or acquiring corporation) if it determines the provision may prevent the transaction from receiving the desired tax treatment.

Amendment and Termination

Our board may amend or terminate the 1998 plan at any time, subject to stockholder approval if required by or deemed by the board to be advisable under applicable law, regulation, or exchange listing requirements. But, the plan may not be terminated or amended if it may materially adversely affect the rights of any participant or beneficiary under any award made under the plan prior to the date the amendment is adopted by the board. All unexpired awards will continue after termination of the plan, except as they may lapse or terminate by their own terms and condition.

Withholding

The committee has the right to reduce the number of shares or amount of cash payable under an award, after giving a participant reasonable advance notice, by the amount necessary to satisfy all applicable taxes required by law to be withheld with respect to such amount. The committee may also permit withholding obligations arising with respect to awards under the plan to be settled with shares of common stock already owned by the participant, but not with shares that are part of, or are received upon exercise of, the award that gives rise to the withholding requirement.

Federal Income Tax Considerations

The following is a summary of significant Federal income tax consequences associated with awards granted under the 1998 plan to employees of the company. The discussion is not a complete description of all of the Federal income tax aspects of the plan, and some of the provisions contained in the Internal Revenue Code have only been summarized. No discussion of state, local or foreign income tax has been included. Tax laws are subject to change.

The grant of a stock option, whether a nonqualified or incentive stock option, under the plan will create no income tax consequences to the employee or the company.

An employee who is granted a nonqualified stock option will generally recognize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the common stock received upon exercise over the exercise price. The company will be entitled to a corresponding deduction. A subsequent disposition of the common stock will give rise to capital gain or loss to the extent the amount realized from the sale differs from the tax basis, that is, the fair market value of the common stock on the date of exercise. This capital gain or loss will be a short-term or long-term capital gain or loss depending on how long the common stock has been held from the date of exercise. The company is not entitled to a tax deduction with respect to any capital gain income recognized by an employee.

In general, if an employee holds the shares of common stock acquired upon the exercise of an incentive stock option for at least two years from the date of grant and one year from the date of exercise, the employee will recognize no income or gain as a result of exercise. Any gain or loss realized by the employee on the disposition of the common stock after these holding periods will be treated as a long-term capital gain or loss. No deduction will be allowed to our company. If, however, the employee disposes of the common stock before both of these holding period requirements are satisfied, the employee will recognize ordinary income at the time of the disposition equal to the lesser of (i) the gain realized on the disposition or (ii) the difference between the exercise price and the fair market value of the shares of common stock on the date of exercise. Our company will then be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the employee. Any additional gain realized by the employee over the fair market value at the time of exercise will be treated as a capital gain. This capital gain will be a short-term or long-term capital gain depending on how long the common stock has been held from the date of exercise.

Section 162(m) of the Internal Revenue Code limits the company’s income tax deduction for compensation paid in any taxable year to certain executive officers to $1,000,000 per individual, subject to certain exceptions including an exception for performance-based compensation. Employee options approved by the compensation committee under the 1998 plan that have an exercise price at least equal to the fair market value of the underlying stock at the time of grant are generally intended to satisfy this performance-based compensation exception. The company would not be entitled to a deduction with respect to options granted under the 1998 plan to certain executive officers in a year to the extent that the options did not qualify as performance-based compensation and income recognized by any such officer with respect to such awards, together with other non-performance-based compensation paid to the executive officer in that year, exceeded $1,000,000.

Vote Required

Assuming a quorum is present, the affirmative vote of a majority of the votes represented and voted at the meeting is required to approve the proposed amendment to the 1998 plan. Any shares not voted at the meeting whether by broker non-votes or otherwise will have no impact on the vote. If you abstain from voting, however, this will be treated as votes against the proposal.

Our board recommends a vote FOR the proposed amendment to the 1998 plan. The shares represented by the proxies received will be voted FOR approval of the proposed amendments, unless the proxy indicates a vote against approval or an abstention from voting.

PROPOSAL NO. 3
AMENDMENT TO OUR 1999 STOCK INCENTIVE PLAN

General

At the annual meeting, our stockholders will be asked to approve an amendment to our 1999 Stock Incentive Plan. Our board has unanimously adopted the amendment subject to approval by the stockholders at the meeting.

The 1999 plan provides for a limit on the aggregate number of shares of our common stock that may be issued or delivered pursuant to awards under the plan. The aggregate share limit is currently 100,000. As of May 10, 2002, 68,909 shares had been issued under the 1999 plan, and 31,091 shares remained available for additional award purposes under the 1999 plan.

The amendment to the 1999 plan, if approved by stockholders, will increase the aggregate share limit under the 1999 plan by an additional 100,000 shares, for a proposed new aggregate share limit of 200,000. The board approved this amendment based, in part, of the belief that the number of shares which remains available for additional award grants under the 1999 plan is insufficient to adequately provide for future incentives for the company’s management and employees.

Our board adopted the 1999 plan on December 15, 1999, and approved an amendment to the plan on April 4, 2000. Our stockholders approved the plan on June 3, 2000. The plan will expire, unless extended by our board, on June 3, 2010.

The principal terms of the 1999 plan are summarized below. The following summary is qualified in its entirety by the full text of the 1999 plan, which is filed as an appendix to the copy of this proxy statement that was filed electronically with the Securities and Exchange Commission and can be reviewed on the SEC’s website at www.sec.gov. A copy of the 1999 plan may be obtained by contacting MaryJo O’Brien at 7895 Convoy Court, Suite 18, San Diego, California 92111.

Purpose

The 1999 plan was established primarily to provide a means for the company to attract and retain the services of competent employees and motivate high levels of performance by providing them with an opportunity to acquire an equity interest in the company through bonus awards.

Administration

The 1999 plan is administered by the compensation committee of the board. If that committee is at any time not in existence, our board will administer the plan. Subject to certain limitations, our board may delegate the committee’s administrative authority under the plan to another board committee or one or more of our senior officers. References in this summary to the committee also refer to the board or other administrator, as appropriate.

The committee has the authority to establish rules for the administration of the plan; to select individuals to receive awards; to determine the types of awards to be granted and the number of shares covered by such awards; and to set the terms and conditions of such awards. The terms of awards may differ from participant to participant.

The committee also has the authority and discretion to interpret the plan and to establish, amend and rescind any rules and regulations relating to the plan. Any interpretation of the plan by the committee and any decision made by it under the plan is final and binding on all persons.

Eligibility

Employees of our company and its subsidiaries are eligible to receive awards under the 1999 plan. The committee decides which eligible persons should receive awards.

Shares Subject to the Plan

The 1999 plan currently authorizes up to 100,000 shares of common stock for bonus awards under the plan. If our stockholders approve the proposal to amend the plan, then up to 200,000 shares will be authorized under the plan. In the event of any stock dividend or split, recapitalization, reclassification or other similar corporate change which affects the total number of shares outstanding, the committee may make an appropriate adjustment to change the number and type of shares subject to the plan.

Amendment and Termination

The board may amend or terminate the 1999 plan at any time (subject to stockholder approval if required by or deemed by the board to be advisable under applicable law, regulation or exchange listing requirements), provided that no termination or amendment of the plan may materially adversely affect the rights of any participant or beneficiary under any award made under the plan prior to the date the amendment is adopted by the board.

Withholding

The company may withhold any taxes owed by a participant as a result of a grant under the plan.

Federal Income Tax Considerations

The following is a summary of significant federal income tax consequences associated with bonus awards granted under the 1999 plan. The discussion is not a complete description of all of the federal income tax aspects of the plan, and some of the provisions contained in the Internal Revenue Code have only been summarized. No discussion of state, local or foreign income tax has been included. Tax laws are subject to change.

The grant of a stock bonus under the plan will result in taxable compensation income to the recipient in the year of grant. The amount of income realized by the recipient will equal the value of the stock subject to the bonus at the time of grant. The company will be entitled to a corresponding tax deduction.

A subsequent disposition of the common stock by the award recipient will give rise to capital gain or loss to the extent the amount realized from the sale differs from the tax basis, that is, the fair market value of the common stock on the date of grant. This capital gain or loss will be a short-term or long-term capital gain or loss depending on how long the common stock has been held from the grant date. The company is not entitled to a tax deduction with respect to any capital gain income recognized by an award recipient.

Section 162(m) of the Internal Revenue Code limits the company’s income tax deduction for compensation paid in any taxable year to certain executive officers to $1,000,000 per individual, subject to certain exceptions including an exception for certain performance-based compensation. The company would generally not be entitled to a deduction with respect to awards granted under the 1999 plan to certain executive officers in a year to the extent that the income recognized by any such officer with respect to such awards, together with other non-performance-based compensation paid to the executive officer in that year, exceeded $1,000,000.

Resales

The committee may restrict a participant’s ability to sell common stock acquired under the 1999 plan for up to one year from the date of grant.

Vote Required

Assuming a quorum is present, the affirmative vote of a majority of the votes represented and voted at the meeting is required to approve the proposed amendment to the 1999 plan. Any shares not voted at the meeting whether by broker non-votes or otherwise will have no impact on the vote. If you abstain from voting, however, this will be treated as votes against the proposal.

Our board recommends a vote FOR the proposed amendment to the 1999 plan. The shares represented by the proxies received will be voted FOR approval of the proposed amendments, unless the proxy indicates a vote against approval or an abstention from voting.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of May 10, 2002, by:

•	each person who is known by us to own beneficially more than 5% of the outstanding shares of our common stock;

•	each of our directors and named executive officers; and

•	all of our directors and executive officers as a group.

The persons listed below have sole voting and investment power with respect to all shares of common stock shown as being beneficially owned by them, subject to community property laws, where applicable. The “Number of Shares” column in the table includes shares issuable upon exercise of options and warrants exercisable within 60 days after May 10, 2002. The number of options and warrants exercisable within 60 days after May 10, 2002 are listed in the “Shares Issuable Upon Exercise of Options or Warrants” column. The address of all stockholders is c/o U.S. Laboratories Inc., 7895 Convoy Court, Suite 18, San Diego, California 92111.

Name of Beneficial Owner	Number of Shares	Percentage Ownership	Shares Issuable Upon Exercise of Options or Warrants
Dickerson Wright	1,807,531	36.2%	94,849
Martin B. Lowenthal	96,926	2.0	27,000
Donald C. Alford	116,548	2.4	52,000
Mark Baron	64,622	1.3	30,000
Joseph M. Wasilewski	57,035	1.2	16,664
Thomas H. Chapman	41,861	*	20,000
James L. McCumber	6,000	*	0
Robert E. Petersen	11,000	*	11,000
James R. Vogler	0	—	0
All current directors and officers as a group (9 persons)	2,201,523	42.7%	251,513

*	Represents less than 1%

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, among others, to file certain beneficial ownership reports with the Securities and Exchange Commission. Based on our review of the copies of forms furnished to us, we have identified the following forms that were filed late by these persons with respect to the year ended December 31, 2001. James Vogler filed a Form 3 late. Gary Elzweig filed one Form 4 late with respect to six transactions and an amended Form 4 reporting one transaction late. Joseph Wasilewski filed one Form 4 late with respect to five transactions. Dickerson Wright filed one Form 4 late with respect to four transactions. In addition, the following executive officers and directors each filed a Form 5 reporting the following number of transactions that were required to be reported on an earlier Form 4 or Form 5: Donald Alford, seven transactions; Mark Baron, four transactions; Thomas Chapman, Martin Lowenthal and Robert Peterson, three transactions each; Gary Elzweig, two transactions; Joseph Wasilewski, five transactions; and Dickerson Wright, eight transactions. We are not aware of any failures by our directors or executive officers to file the forms required to be filed by them pursuant to Section 16(a).

RELATED TRANSACTIONS

All ongoing present and future transactions with our affiliates have been, and will continue to be, on terms no less favorable to us than could have been obtained from unaffiliated parties, and will be approved by a majority of no less than two of our independent directors. These independent directors will not have an interest in those transactions and will have access, at our expense, to our counsel or independent legal counsel.

At December 31, 2001, Dickerson Wright, our Chairman of the Board, President and Chief Executive Officer, owed $140,863 to us. The total amount is due on September 30, 2005 in one payment and is non-interest bearing.

Mr. Vogler, one of our directors, is a partner with the law firm of Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLC, which we retained during 2001 with respect to certain legal matters.

COMPENSATION COMMITTEE

Our compensation committee consists of Messrs. McCumber, Petersen and Vogler. None of these is an officer or employee of the company.

The following report of the compensation committee and the share price performance graph shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934 or incorporated by reference in any document so filed.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The compensation committee of the board of directors administers the company’s executive compensation program. The compensation committee is responsible for approving the compensation package of each executive officer and recommending it to the board of directors as well as administering the 1998 Stock Option Plan and 1999 Stock Incentive Plan. In making decisions regarding executive compensation, the compensation committee considers the input of the company’s management and other directors.

The company’s executive compensation program consists of a mixture of base salary, cash bonuses, and incentive stock awards. To help determine the appropriate amount and mixture of the compensation package for each executive officer, the committee reviews and analyzes the compensation packages, both cash and equity, offered by other similarly-situated companies in the company’s industry. Moreover, the compensation committee subjectively considers the overall value to the company of each executive officer, including Mr. Wright, in light of numerous factors such as competitive position, individual performance, including past and expected contribution to the company’s goals of each executive officer, and the company’s long-term needs and goals, including attracting and retaining key management personnel.

For fiscal year 2001, the committee generally targeted the mid-point of the base salary range for its executives, including Mr. Wright, while giving somewhat lesser emphasis to subjective factors. The committee believes that this approach has allowed the company to compensate the senior executive group fairly and competitively by industry standards.

Generally speaking, the committee attempts through the granting of annual bonuses to promote a pay for performance philosophy by providing the executive group with direct cash incentives to achieve corporate financial goals. While the committee believed that the granting of annual bonuses to the executive group was otherwise merited by the company’s positive financial performance during 2001, the committee chose not to provide the executives with year-end bonuses to help offset the negative impact on earnings per share of the conversion of the company’s public warrants during the year.

Long-term incentive compensation is realized through granting of stock options to most employees, including eligible executive officers. The company has no other long-term incentive plans. Stock options are granted by the company to aid in the retention of employees and to align the interests of employees with those of the stockholders. In addition, the compensation committee believes that the grant of an equity interest serves to link management interests with stockholder interest and to motivate executive officers to make long-term decisions that are in the best interests of the company and the stockholders as well as provides an incentive to maximize stockholder value. Stock options have value for an employee only if the price of the common stock increases above the exercise price on the grant date and the employee remains in the company’s employ for the period required for the stock option to become exercisable, thus providing recipients of stock options with an incentive to remain in the company’s employ.

Impact of Section 162(m) of the Internal Revenue Code

The company does not believe Section 162(m) of the Internal Revenue Code of 1986, as amended, which disallows a tax deduction for certain compensation in excess of $1 million, will generally have an effect on the company. The compensation committee reviews the potential effect of Section 162(m) periodically and will consider various alternatives for preserving the deductibility of compensation payments. However, the compensation committee will not necessarily limit compensation to that which is deductible.

Conclusion

The compensation committee has reviewed each element of compensation for each of the executive officers for fiscal 2001. The compensation committee reported to the board of directors that in the compensation committee’s opinion, the compensation of each executive officer is reasonable in view of the company’s performance and the compensation committee’s subjective evaluation of the contribution of each executive officer to that performance.

Compensation Committee:
James L. McCumber
Robert E. Petersen
James R. Vogler

PERFORMANCE GRAPH

The following graph reflects the cumulative total return (change in stock price plus reinvested dividends) of a $100 investment in our common stock from the date of our initial public offering on February 23, 1999 through December 31, 2001 in comparison to those of the Nasdaq Stock Market (U.S. Companies) and a peer group. The peer group includes Arcadis NV, Jacobs Engineering Group Inc., Tetra Tech, Inc., URS Corporation, TRC Companies, Inc., Michael Baker Corporation, The Keith Companies, Inc. and Versar, Inc. The comparisons are not intended to forecast or be indicative of possible future performance of our common stock.

	Feb. 23, 1999	Dec. 31, 1999	Dec. 31, 2000	Dec. 31, 2001
U.S. Laboratories Inc.	$100	$53.13	$70.83	$151.50
Nasdaq Stock Market	$100	$171.48	$103.14	$81.83
Peer Group	$100	$92.56	$137.94	$171.76

AUDIT COMMITTEE REPORT

The following report of the audit committee shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934 or incorporated by reference in any document so filed.

The audit committee assists the board in carrying out its oversight responsibilities for our financial reporting process, audit process and internal controls. The audit committee also reviews the audited financial statements and recommends to the board that they be included in our annual report on Form 10-KSB. The audit committee is comprised solely of independent directors.

The audit committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2001 with our management and Ernst & Young LLP, our independent auditors. The committee has also discussed with Ernst & Young the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards) as well as having received and discussed the written disclosures and the letter from Ernst & Young required by Independence Standards Board Statement No. 1 (Independence Discussions with Audit Committees). Based on the review and discussions with management and Ernst & Young, the committee has recommended to the board that the audited financial statements be included in our annual report on Form 10-KSB for the fiscal year ending December 31, 2001 for filing with the Securities and Exchange Commission.

Audit Committee:

James L. McCumber
Robert E. Petersen
James R. Vogler

INDEPENDENT ACCOUNTANTS

On April 21, 2000, our board of directors replaced Singer Lewak Greenbaum & Goldstein LLP as our principal accountants. Singer’s reports on our financial statements for each of the preceding two fiscal years ended December 31, 1998 and 1999, were unqualified. During those fiscal years, in the period between January 1, 2000 and April 21, 2000, and since that time, there were no disagreements between us and Singer on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedures, which disagreements, if not resolved to the satisfaction of Singer, would have caused it to make reference to the subject matter of the disagreements in its reports. On April 21, 2000, we retained Ernst & Young LLP as our principal accountants. Our independent auditor for 2001 was Ernst & Young and we have appointed them as our auditor for 2002. We do not anticipate that a representative from Ernst & Young will be present at the annual meeting.

Audit Fees

The aggregate fees and expenses billed by Ernst & Young in connection with the audit of our annual financial statements as of and for the year ended December 31, 2001 and for the required review of our financial information included in our Form 10-QSB filings for the year 2001 was $135,943.

Financial Information Systems Design and Implementation Fees

We incurred no fees for these services for the year 2001.

All Other Fees

The aggregate fees and expenses billed by Ernst & Young for all other services rendered to us for 2001 was $117,880. Other services included tax consulting and auditing services in connection with our registration statements and other securities filings.

The audit committee, after consideration of the matter, believes that the rendering of these services is compatible with maintaining Ernst & Young’s independence as our principal accountant.

ANNUAL REPORT TO STOCKHOLDERS

SEC rules require us to provide an annual report to stockholders who receive this proxy statement. We will also provide copies of the annual report to brokers, dealers, banks, voting trustees and their nominees for the benefit of their beneficial owners of record. Copies of our annual report on Form 10-KSB, including the financial statements and the financial statement schedules, are available without charge to stockholders upon written request to Secretary, U.S. Laboratories Inc., 7895 Convoy Court, Suite 18, San Diego, California 92111.

STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

Proposals of stockholders intended to be presented at our next annual meeting must be received by us by January 27, 2003 to be considered for inclusion in our proxy statement relating to that meeting. Stockholders desiring to present a proposal at the next annual meeting but who do not desire to have the proposal included in the proxy materials distributed by us must deliver written notice of such proposal to us prior to April 12, 2003 or the persons appointed as proxies in connection with the next annual meeting will have discretionary authority to vote on any such proposal.

OTHER MATTERS

We expect that the election of directors and the proposed amendments to our stock incentive plans will be the only matters presented for stockholder consideration at the annual meeting. Other matters may properly come before the annual meeting, and the proxies named in the accompanying proxy will vote on them in accordance with their best judgment.

We will bear the cost of soliciting proxies. We expect to solicit proxies mainly by mail. Some of our employees may also solicit proxies personally and by telephone. We do not anticipate that we will retain anyone to solicit proxies or that we will pay compensation to anyone for that purpose. We will, however, reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold common stock.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ DICKERSON WRIGHT
Dickerson Wright Chairman of the Board, President and Chief Executive Officer

San Diego, California
May 29, 2002

APPENDIX 1

U.S. LABORATORIES INC.

1998 STOCK OPTION PLAN

1.    PURPOSE

The purpose of the U.S. Laboratories Inc. 1998 Stock Plan (the “Plan”) is to promote the best interests of U.S. Laboratories Inc., a Delaware corporation (the “Company”), its subsidiaries and its shareholders by providing for the acquisition of an equity interest in the Company by officers, directors, employees, and consultants and advisors who perform valuable services for the Company or its subsidiaries and to enable the Company and its subsidiaries to attract and retain the services of such individuals upon whose judgment, interest, skills, and special effort the successful conduct of its operation is largely dependent.

2.    EFFECTIVE DATE

The Plan shall be effective as of May 30, 1998, subject to approval by the shareholders of the Company within twelve (12) months after the date of adoption of the Plan by the Board of Directors of the Company (the “Board”).

3.    ADMINISTRATION

The Plan shall be administered and interpreted by the Compensation Committee of the Board, consisting of not less than two members of the Board (the “Committee”). If at any time the Committee shall not be in existence, the Board shall administer the Plan and all references to the Committee herein shall include the Board. The Board may, in its discretion, delegate to another committee of the Board or to one or more senior officers of the Company any or all of the authority and responsibility of the Committee.

Subject to the provisions of the Plan and applicable law, the Committee shall have complete power and authority to (i) interpret and administer the Plan and any instrument or agreement relating to, or made under, the Plan; (ii) make factual determinations; (iii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (iv) select those individuals who shall receive awards under the Plan; (v) determine the terms, conditions, restrictions and other provisions of awards; and (vi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. The Committee’s decisions and determinations under the Plan need not be uniform and may be made selectively among participants, whether or not they are similarly situated. A majority of the members of the Committee shall constitute a quorum and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members.

4.    ELIGIBILITY AND PARTICIPATION

Participants in the Plan shall be selected by the Committee from among those officers, employees and directors of the Company and its subsidiaries, and from among those advisors and consultants providing valuable services to the Company and its subsidiaries, as the Committee may designate from time to time. The Committee shall consider such factors as it deems appropriate in selecting participants and in determining the type and amount of their respective awards. The Committee’s designation of a participant in any year shall not require the Committee to designate such person to receive an award in any other year.

A1-1

5.    STOCK SUBJECT TO PLAN

5.1    Number.    Subject to adjustment as provided in Section 5.3, the total number of shares of common stock, $.01 par value, of the Company (“Stock”), which may be issued under the Plan shall be 810,000. The shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Stock or treasury Stock. At no time during the term of the Plan shall the total number of shares of Stock subject to outstanding options under the Plan, any other stock option plan or any stock purchase plan, stock bonus or similar plan of the Company in the aggregate exceed 30% of the total number of shares of Stock of the Company outstanding on the date of the award of any option under the Plan.

5.2    Unused Stock; Unexercised Rights.    If, after the effective date of the Plan, any shares of Stock subject to an award granted under the Plan are forfeited or if an award otherwise terminates, expires or is canceled prior to the delivery of all of the shares of Stock or of other consideration issuable or payable pursuant to such award, then the number of shares of Stock counted against the number of shares available under the Plan in connection with the grant of such award, shall again be available for the granting of additional awards under the Plan to the extent determined to be appropriate by the Committee.

5.3    Adjustment in Capitalization.    In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Stock or other securities of the Company, issuance of warrants or other rights to purchase Stock or other securities of the Company, or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in such manner as it may deem equitable, adjust any or all of: (i) the number and type of shares of Stock subject to the Plan and which thereafter may be made the subject of awards under the Plan; (ii) the number and type of shares of Stock subject to outstanding awards; and (iii) the grant, purchase or exercise price with respect to any award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding award; provided, however, in each case, that with respect to awards of incentive stock options no such adjustment shall be authorized to the extent that such authority would cause such options to cease to be treated as incentive stock options; and provided further, however, that the number of shares of Stock subject to any award payable or denominated in Stock shall always be a whole number.

6.    TERM OF THE PLAN

No award shall be made under the Plan after May 30, 2008. However, unless otherwise expressly provided in the Plan or in an applicable award agreement, any award theretofore granted may extend beyond such date and, to the extent set forth in the Plan, the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such award, or to waive any conditions or restrictions with respect to any such award, and the authority of the Board to amend the Plan, shall extend beyond such date.

7.    STOCK OPTIONS

7.1    Grant of Options.    Options may be granted to participants at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number, terms and conditions of options granted to a participant. The Committee also shall determine whether an option is to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or a nonqualified stock option. If an option fails at any time to meet the requirements for an incentive stock option under Section 422 of the Code, such option shall be treated as a nonqualified stock option. Only individuals who are employees of the Company or one of its subsidiaries at the time of grant may receive grants of incentive stock options.

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7.2    Exercise Price.    The exercise price of each option granted under the Plan shall be established by the Committee or shall be determined by a method established by the Committee at the time the option is granted; except that, unless otherwise determined by the Committee, the exercise price shall not be less than one hundred percent (100%) of the fair market value of a share of Stock as of the Pricing Date, as determined under Section 7.5 (the “Fair Market Value”). For purposes of the preceding sentence, the “Pricing Date” shall be the date on which the option is granted, except that the Committee may provide that: (i) the Pricing Date is the date on which the recipient is hired or promoted (or similar event) if the grant of the option occurs not more than 90 days after the date of such hiring, promotion or other event; and (ii) if an option is granted in tandem with, or in substitution for, an outstanding award, the Pricing Date is the date of grant of such outstanding award. In the case of the grant of an incentive stock option, the exercise price shall equal one hundred percent (100%) of the Fair Market Value of a share of Stock on the date of grant; provided, however, that if an incentive stock option is granted to any employee who, at the time of grant, owns shares of Company stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (a “10% Stockholder”), the exercise price per share shall not be less than 110% of the Fair Market Value of a share of Stock on the date of grant.

7.3    Term and Exercise of Options.    Incentive stock options will be exercisable over not more than ten (10) years after the date of grant (or five (5) years in the case of a 10% Stockholder) and shall terminate not later than three (3) months after termination of employment for any reason other than death or disability, as determined by the Committee, except as otherwise provided by the Committee. If the participant should die while employed or within three (3) months after termination of employment, then the right of the participant’s successor in interest to exercise an incentive stock option shall terminate not later than twelve (12) months after the date of death, except as otherwise provided by the Committee. In all other respects, the terms of any incentive stock option granted under the Plan shall comply with the provisions of Section 422 of the Code (or any successor provision thereto) and any regulations promulgated thereunder. Nonqualified stock options will be exercisable as determined by the Committee and shall terminate at such time as the Committee shall determine and specify in the option agreement. Incentive stock options and nonqualified stock options shall be subject to such vesting schedules (if any) as determined by the Committee and as specified in the option agreement.

7.4    Option Agreement.    Each option shall be evidenced by an option agreement that shall specify the type of option granted, the date of grant, the exercise price, the duration of the option, the vesting schedule (if any) for the option, the number of shares of Stock to which the option pertains and such other conditions and provisions as the Committee shall determine.

7.5    Fair Market Value.    The Fair Market Value of a share of Stock shall be as reasonably determined by the Committee pursuant to such methods or procedures as shall be established from time to time by the Committee.

7.6    Payment.    Subject to the following provisions of this Section 7.6, the full exercise price for shares of Stock purchased upon the exercise of any option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in clause (b) of this Section 7.6, payment may be made as soon as practicable after the exercise). The Committee shall determine the methods and the forms for payment of the exercise price of options, including (a) by effective receipt of cash or, to the extent permitted by the Committee, other mature shares of the Company (as defined by U.S. Generally Accepted Accounting Principles) having a then Fair Market Value equal to the exercise price of such shares, or any combination thereof; or (b) by authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise. Shares of Stock tendered shall be duly endorsed in blank or accompanied by stock powers duly endorsed in blank. Upon receipt of the payment of the entire exercise price for the shares so purchased, certificates for such shares will be delivered to the participant.

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7.7    Limits on Incentive Stock Options.    Each incentive stock option shall provide that to the extent the aggregate fair market value of the Stock on the date of grant with respect to which incentive stock options are exercisable by a participant for the first time during any calendar year under the Plan or any other plan of the Company exceeds $100,000, then such option as to the excess shall be treated as a nonqualified stock option.

8.    OTHER AWARDS

8.1    Other Stock-Based Awards.    Other awards, valued in whole or in part by reference to, or otherwise based on, shares of Stock, may be granted either alone or in addition to or in conjunction with any option under the Plan in such amounts and having such terms and conditions as the Committee may determine.

8.2    Other Benefits.    The Committee may provide types of benefits under the Plan in addition to those specifically listed if the Committee believes that such benefits would further the purposes for which the Plan was established.

9.    TRANSFERABILITY

Each award granted under the Plan shall be exercised only by the participant during his lifetime and shall not be transferable other than by will or the laws of descent and distribution, except that a participant may, to the extent allowed by the Committee and in a manner specified by the Committee, (a) designate in writing a beneficiary to exercise the award after the participant’s death; or (b) transfer an award. An incentive stock option shall not, in any case, be transferable other than by will or the laws of descent and distribution.

10.    RIGHTS OF EMPLOYEES

Nothing in the Plan shall interfere with or limit in any way the right of the Company and its subsidiaries to terminate any participant’s employment at any time nor confer upon any participant any right to continue in the employ of the Company or its subsidiaries.

11.    CHANGE OF CONTROL

In order to preserve a participant’s rights under an award in the event of any sale of assets, merger, consolidation, combination or other corporate reorganization, restructuring or change of control of the Company (“Change of Control”), the Committee in its discretion may, at the time an award is made or at anytime thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or realization of the award; (ii) provide for the purchase of the award upon the participant’s request for an amount of cash or other property that could have been received upon the exercise or realization of the award had the award been currently exercisable or payable; (iii) adjust the terms of the award in the manner determined by the Committee to reflect the Change of Control; (iv) cause the award to be assumed, or new right substituted therefor, by another entity; or (v) make such other provision as the Committee may consider equitable and in the best interests of the Company.

Notwithstanding anything contained in this Section 11, the Committee may, in its sole and absolute discretion, amend, modify or rescind the provisions of this Section 11 if it determines that the operation of this Section 11 may prevent a transaction in which the Company or any affiliate is a party from being accounted for on a pooling-of-interests basis, or prevent the Change of Control from receiving desired tax treatment, including without limitation requiring that each participant shall receive a replacement or substitute award issued by the surviving or acquiring corporation.

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12.    AMENDMENT, MODIFICATION AND TERMINATION OF PLAN

12.1    Amendments and Termination.    The Board may, at any time, amend, alter, suspend, discontinue or terminate the Plan; provided, however, that stockholder approval of any amendment of the Plan shall be obtained if otherwise required by (a) the Code or any rules promulgated thereunder (in order to allow for incentive stock options to be granted under the Plan), or (b) the listing requirements of the principal securities exchange or market on which the Stock is then traded (in order to maintain the listing or quotation of the Stock thereon). To the extent permitted by applicable law, and subject to such stockholder approval as may otherwise be required, the Committee may also amend the Plan, provided that any such amendments shall be reported to the Board. Termination of the Plan shall not affect the rights of participants with respect to awards previously granted to them, and all unexpired awards shall continue in force and effect after termination of the Plan except as they may lapse or be terminated by their own terms and conditions. The Committee, subject to the same stockholder approval requirements set forth above, may amend an award agreement at any time; provided that no amendment may, in the absence of written consent to the change by the affected participant (or, if the participant is not then living, the affected beneficiary), adversely affect the rights of any participant or beneficiary under any award granted under the Plan prior to the date such amendment is adopted.

12.2    Waiver of Conditions.    The Committee may, in whole or in part, waive any conditions or other restrictions with respect to any award granted under the Plan.

13.    TAXES

No later than the date as of which an amount first becomes includable in the gross income of a participant for federal income tax purposes with respect to any award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. If approved by the Committee, withholding obligations arising with respect to awards granted to participants under the Plan may be settled with shares of Stock previously owned by the participant; provided, however, that the participant may not settle such obligations with Stock that is received upon exercise of the option that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditioned on such payment or arrangements, and the Company and any subsidiary shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. The Committee may establish such procedures as it deems appropriate for the settling of withholding obligations with shares of Stock.

14.    MISCELLANEOUS

14.1    Stock Transfer Restrictions.

(a)  Shares of Stock purchased under the Plan may not be sold or otherwise disposed of except (i) pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Act”), or in a transaction which, in the opinion of counsel for the Company, is exempt from registration under the Act; and (ii) in compliance with state securities laws. Further, as a condition to issuance of any shares of Stock under the Plan, the participant or his heirs, legatees or legal representatives, as the case may be, may be required to execute and deliver to the Company a restrictive stock transfer agreement in such form, and subject to such terms and provisions, as shall be reasonably determined or approved by the Committee, which agreement, among other things, may impose certain restrictions on the sale or other disposition of any shares of Stock acquired under the Plan. The Committee may waive the foregoing restrictions, in whole or in part, in any particular case or cases or may terminate such restrictions whenever the Committee determines that such restrictions afford no substantial benefit to the Company.

(b)  All certificates for shares delivered under the Plan pursuant to any award or the exercise thereof shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the Plan or any applicable restrictive stock transfer agreement and any applicable federal or state securities laws, and the

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Committee may cause a legend or legends to be put on any such certificates to make appropriate references to such restrictions.

14.2    Other Provisions.    The grant of any award under the Plan may also be subject to other provisions (whether or not applicable to the benefit awarded to any other participant) as the Committee determines appropriate, including, without limitation, provisions for (a) the participant’s agreement to abide by any restrictions as specified in the participant’s award agreement; (b) one or more means to enable participants to defer recognition of taxable income relating to awards or cash payments derived therefrom; (c) the purchase of Stock under options in installments; or (d) the financing of the purchase of Stock under the options in the form of a promissory note issued to the Company by a participant on such terms and conditions as the Committee determines.

14.3    Award Agreement.    No person shall have any rights under any award granted under the Plan unless and until the Company and the participant to whom the award was granted shall have executed an award agreement in such form as shall have been approved by the Committee.

14.4    No Fractional Shares.    No fractional shares or other securities shall be issued or delivered pursuant to the Plan, and the Committee shall determine (except as otherwise provided in the Plan) whether cash, other securities or other property shall be paid or transferred in lieu of any fractional shares or other securities, or whether such fractional shares or other securities or any rights thereto shall be canceled, terminated or otherwise eliminated.

15.    LEGAL CONSTRUCTION

15.1    Requirements of Law.    The granting of awards under the Plan and the issuance of shares of Stock in connection with an award, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. To the extent required by applicable law, the Company will provide to participants, within a reasonable period of time after the end of each fiscal year of the Company, a copy of the financial statements of the Company for the year, in such form as shall be determined by the Board.

15.2    Governing Law.    The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of California.

15.3    Severability.    If any provision of the Plan or any award agreement or any award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or option, or would disqualify the Plan, any award agreement or any award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, any award agreement or the award, such provision shall be stricken as to such jurisdiction, person or award, and the remainder of the Plan, any such award agreement and any such award shall remain in full force and effect.

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APPENDIX 2

U.S. LABORATORIES INC.

1999 STOCK INCENTIVE PLAN

1.    PURPOSES OF THE PLAN

The U.S. Laboratories Inc. 1999 Incentive Plan (the “Plan”) is established to promote the interests of U.S. Laboratories Inc., a Delaware corporation (the “Company”), by creating an incentive program to (a) attract and retain employees who will strive for excellence and (b) motivate those individuals to set and achieve above-average objectives by providing them with rewards for contributions to the operating profits and earning power of the Company.

2.    ADMINISTRATION OF THE PLAN

The Compensation Committee of the Board of Directors of the Company (the “Committee”) will administer the Plan and adopt rules and regulations to implement the Plan. Decisions of the Committee are final and binding on all parties who have an interest in the Plan. In the absence of a Compensation Committee, the Board of Directors will administer the Plan.

3.    DEFINITIONS.    For purposes of the Plan:

3.1    Employee.    An individual shall be considered an “Employee” while the individual remains employed by the Company or one or more of its Subsidiaries.

3.2    Subsidiary.    Each corporation (other than the Company) in an unbroken chain of corporations beginning with the Company shall be considered to be a “Subsidiary” of the Company, provided each such corporation (other than the last corporation in the unbroken chain) owns, at the time of determination, stock possessing more than 50% of the total combined voting power of all classes of stock in one of the other corporations in such chain.

4.    STOCK SUBJECT TO PLAN

4.1    Number.    Subject to adjustment as provided in Section 4.2, the total number of shares of the Company’s common stock that may be issued under the Plan is 100,000. The shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued stock or treasury stock.

4.2    Adjustment in Capitalization.    If the Committee determines that any dividend or other distribution (whether in the form of cash, stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of stock or other securities of the Company, issuance of warrants or other rights to purchase stock or other securities of the Company, or other similar corporate transaction or event affects the stock and the Committee determines that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may adjust any or all of (i) the number and type of shares of stock subject to the Plan and which thereafter may be made the subject of awards under the Plan; (ii) the number and type of shares of stock subject to outstanding awards; and (iii) the grant, purchase or exercise price with respect to any award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding award.

5.    BONUS AWARDS

5.1    Eligibility.    All employees of the Company and its subsidiaries are eligible under the Plan.

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5.2    Allocations.    The Committee will determine the bonus pool and allocations to be paid under the Plan for the Company’s fiscal year. These allocations will be reviewed and approved by the Board of Directors prior to grant of the bonus. The determinations of the Committee and the Board are final.

5.3    The Committee may restrict the resale of the bonus shares by Employees for up to one year from the date of the grant.

5.4    Entitlement to Bonus.    The Committee will determine who will receive allocations under the Plan. This determination will be reviewed and approved by the Board of Directors. If an eligible Employee receives no allocation under section 5.1 above, then that Employee is not entitled to any bonus under the Plan.

6.    PAYMENT OF BONUS AWARDS

6.1    The bonus awards may be paid in cash or shares of the Company’s common stock at the discretion of the Committee and the Board of Directors.

6.2    The individual bonus award allocated to each Employee under Section 5 will be paid to the Employee within 30 days after completion of the annual audit of the Company’s financial statements by its independent auditors, regardless of whether the individual has remained in Employee status through the date of payment.

7.    VALUATION OF STOCK.    The Committee will place a value on the stock in order to determine the compensation received by employees.

8.    WITHHOLDING.    The Company may withhold taxes owed by Employee.

9.    TERM.    This Plan will expire ten (10) years from the date of its adoption, unless extended by the Board of Directors.

10.    GENERAL PROVISIONS

10.1    Plan Amendments.    The Plan will become effective when adopted by the Company’s Board of Directors. The Board of Directors may at any time amend, suspend or terminate the Plan, provided that it must do so in a written resolution and the action may not adversely affect rights and interests of Plan participants to individual bonuses allocated prior to such amendment, suspension or termination.

10.2    Benefits Unfunded.    No amounts awarded or accrued under this Plan are actually funded, set aside or otherwise segregated prior to payment. The obligation to pay the bonuses awarded hereunder shall at all times be an unfunded and unsecured obligation of the Company. Plan participants shall have the status of general creditors and shall look solely to the general assets of the Company for the payment of their bonus awards.

10.3    Benefits Nontransferable.    No Plan participant has the right to alienate, pledge or encumber his or her interest in this Plan, and this interest may not (if permitted by law) be subject in any way to the claims of the Employee’s creditors or to attachment, execution or other process of law.

10.4    No Employment Rights.    No action of the Company in establishing the Plan, no action taken under the Plan by the Committee and no provision of the Plan itself may be construed to grant any person the right to remain in the employ of the Company or its subsidiaries for any period of specific duration. Rather, each Employee will be employed “at will,” which means that either such Employee or the Company may terminate the employment relationship at any time and for any reason, with or without cause.

10.5    Exclusive Agreement.    This Plan document is the full and complete agreement between the eligible Employees and the Company on the terms described herein.

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U.S. Laboratories Inc. 2002 Annual Meeting of Shareholders—June 22, 2002
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Dickerson Wright and Joseph Wasilewski, and each or either of them as proxies, each with the power to appoint his substitute, and hereby authorizes each or either of them to represent and to vote, as designated below, all the shares of common stock of U.S. Laboratories Inc. held of record by the undersigned on May 10, 2002 at the 2002 annual meeting of shareholders scheduled to be held on June 22, 2002 and any adjournment thereof. The undersigned hereby acknowledges receipt of the notice of annual meeting and accompanying proxy statement relating to our Company’s 2002 annual meeting of shareholders and our Company’s 2001 annual report.

This proxy, when properly executed, will be voted in the manner directed by you. If you make no direction, this proxy will be voted FOR the specified director nominees, FOR the proposed amendment to our Company’s 1998 Stock Option Plan, and FOR the proposed amendment to our Company’s 1999 Stock Incentive Plan and on such other business as may properly come before the meeting in accordance with the best judgment of the proxies.

1. ELECTION OF DIRECTORS: 1. Dickerson Wright 2. Donald C. Alford 3. Joseph Wasilewski	4. James L. McCumber 5. Robert E. Petersen 6. Martin B. Lowenthal 7. James R. Vogler	8. Berry R. Grubbs 9. Roy Moore	☐ FOR all nominees listed to the left (except as specified below).	☐ WITHHOLD AUTHORITY to vote for all nominees listed to the left

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.) (Continued on other side)

(Continued from other side of card)

2. Approval of the amendment to the 1998 Stock Option Plan.	☐ FOR	☐ AGAINST	☐ ABSTAIN

3. Approval of the amendment to the 1999 Stock Incentive Plan.	☐ FOR	☐ AGAINST	☐ ABSTAIN

4. In their discretion, upon such other business as may properly come before the meeting and at any adjournment thereof.

Date No. of Shares

Signature(s) in Box. Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.